Exhibit 99.1

Michael McConnell

Chief Financial Officer and Treasurer

503-469-4652

mmcconnell@digimarc.com

Leslie Constans

Digimarc Public Relations

503-469-4620

lconstans@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Reports Third Quarter Financial Results

Beaverton, Ore. – Nov. 2, 2007 – Digimarc Corporation (NASDAQ: DMRC) today announced financial results for the third quarter ended Sept. 30, 2007, reporting improved operating results and higher revenues than the comparable period of the prior year.

Third quarter revenue totaled $27.1 million, slightly higher than revenue of $26.7 million for the comparable period of 2006. Third quarter net income of $0.8 million, or $0.04 per fully diluted share, improved $0.03 per fully diluted share from the comparable period of 2006.

Operating expenses for the third quarter were $10.4 million, roughly the same as the $10.3 million in expenses incurred in the third quarter of 2006.

Cash flow from operations for the third quarter was $6.7 million, a $0.5 million improvement over $6.2 million in the third quarter of 2006.

The Company generated Adjusted EBITDA for the third quarter of $5.5 million, or 20% of revenues, an improvement of $0.9 million from $4.6 million in the third quarter of 2006. Digimarc calculates Adjusted EBITDA by adjusting net income (loss) for the effects of interest, taxes, depreciation, amortization and non-cash expenditures for stock compensation. The reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, is included at the end of this release.

Recent business highlights

•                  Washington State chooses Digimarc to implement border crossing pilot.

•                  Digimarc partners with AAMVA and six States on program to address identity theft in driver license applications.

•                  Digimarc provides industry expert testimony at the House Subcommittee on Border, Maritime, and Global Counterterrorism Hearing on Frequent Traveler Programs.

•                  Verance Corporation, a licensee of Digimarc’s patent portfolio, announces that its audio watermark technology is now available for licensing by manufacturers of Blu-ray and HD-DVD players and components.

•                  Digimarc wins $4.5 million contract with a trusted, long-term customer and partner for upgrade of Russian driver licenses.

Conference Call

Digimarc will hold its third quarter 2007 earnings conference call on Friday, Nov. 2, 2007, at 10 a.m. PT / 1 p.m. ET. The call will be open to the general public and the media, and will be broadcast live by Web cast at www.digimarc.com and www.earnings.com. At Digimarc’s Web address, the call will be available by clicking on the “Q3 2007 Earnings Release Conference Call” webcast link on the “Investor Events” page within the “Investors” section. This Web cast will also be available for later listening at both sites for two weeks following the live call. Thereafter, the Web cast will be archived and available at http://www.digimarc.com/investors/call_archive.asp.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading supplier of secure identity and media management solutions. Digimarc provides products and services that enable the annual production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 25 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with more than 300 issued U.S. patents with more than 7,000 claims, and more than 500 pending U.S. and foreign patent applications in digital watermarking, personal identification and related technologies. The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more company information.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such

forward-looking statements include statements regarding the approximate amounts of awarded contracts and statements containing the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import or statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, including but not limited to those described in the Company’s Form 10-K for the year ended December 31, 2006, in Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources” and “Factors Affecting Forward Looking Statements” and in Part II, Item 9A thereof (“Controls and Procedures”). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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Digimarc Corporation

Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Revenue:
Service	$23,625	$22,414	$67,462	$65,223
Product and subscription	3,507	4,319	13,880	13,610
Total revenue	27,132	26,733	81,342	78,833

Cost of Revenue:
Service	15,160	15,138	44,964	47,239
Product and subscription	1,207	1,581	5,295	5,805
Total cost of revenue	16,367	16,719	50,259	53,044

Gross Profit:
Service	8,465	7,276	22,498	17,984
Product and subscription	2,300	2,738	8,585	7,805
Total gross profit	10,765	10,014	31,083	25,789

Percentage of gross profit to revenues:
Service	36%	32%	33%	28%
Product and subscription	66%	63%	62%	57%
Percentage of total gross profit to total revenues	40%	37%	38%	33%

Operating expenses:
Sales and marketing	4,103	3,440	12,745	12,664
Research, development and engineering	1,691	2,158	5,616	8,388
General and administrative	3,724	3,684	11,631	13,066
Amortization of intangibles	451	537	1,460	1,660
Intellectual property	429	460	1,404	1,372
Restructuring charges, net	—	—	—	547
Total operating expenses	10,398	10,279	32,856	37,697

Operating income (loss)	367	(265)	(1,773)	(11,908)

Other income (expense), net	466	536	1,250	1,201
Income (loss) before provision for income taxes	833	271	(523)	(10,707)
(Provision) benefit for income taxes	(61)	(58)	(222)	(121)
Net income (loss)	$772	$213	$(745)	$(10,828)

Net income (loss) per share - basic	$0.04	$0.01	$(0.04)	$(0.52)
Net income (loss) per share - diluted	$0.04	$0.01	$(0.04)	$(0.52)

Weighted average shares - basic	21,036	20,670	20,910	20,635
Weighted average shares - diluted	21,470	21,470	20,910	20,635

Digimarc Corporation

Cost of Revenue

(in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Cost of Revenue:
Variable	$7,275	$7,295	$22,657	$22,066
Fixed field support and manufacturing	6,102	6,754	19,127	23,092
Program depreciation	2,990	2,670	8,475	7,886
Total cost of revenue	$16,367	$16,719	$50,259	$53,044

Cost of Revenue (as a % of total revenue):
Variable	27%	28%	28%	28%
Fixed field support and manufacturing	22%	25%	24%	29%
Program depreciation	11%	10%	10%	10%
Total cost of revenue	60%	63%	62%	67%

Digimarc Corporation

Balance Sheet Information

(in thousands)

(Unaudited)

	September 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$19,233	$23,135
Restricted cash	—	378
Short-term investments	3,758	—
Total cash, cash equivalents and investments	22,991	23,513
Trade accounts receivable, net	14,367	14,403
Inventory, net	5,992	6,600
Other current assets	2,703	2,273
Total current assets	46,053	46,789

Restricted cash	9,563	9,560
Property and equipment, net	67,486	61,898
Intangibles, net	13,966	15,374
Other assets, net	1,259	1,010
Total assets	$138,327	$134,631

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,091	$5,708
Accrued payroll and related costs	2,025	3,894
Deferred revenue	5,406	5,050
Other current liabilities	2,244	2,258
Total current liabilities	13,766	16,910

Long-term deferred revenue, net of current	7,196	5,345
Other long-term liabilities	1,645	885
Total liabilities	22,607	23,140

Stockholders’ equity	115,720	111,491
Total liabilities and stockholders’ equity	$138,327	$134,631

Digimarc Corporation

Cash Flow Information

(in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income (loss)	$772	$213	$(745)	$(10,828)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	3,690	3,406	10,482	9,935
Amortization of intangibles	451	537	1,460	1,660
Stock-based compensation expense	895	707	2,907	2,283
Change in allowance for doubtful accounts	—	(9)	1	(173)
Other non-cash charges	26	(213)	(24)	(286)
Changes in operating assets and liabilities:
Restricted cash	(3)	1,545	375	(2,659)
Trade accounts receivable, net	1,991	(867)	(5)	898
Inventory, net	1,038	333	608	1,435
Other current assets	(98)	533	(430)	765
Other assets, net	(303)	32	(249)	101
Accounts payable	(1,759)	(2,082)	(1,617)	(1,927)
Accrued payroll and related costs	18	614	(1,869)	364
Deferred revenue	(444)	1,361	2,207	2,346
Other liabilities	383	85	267	(236)
Net cash provided by (used in) operating activities	6,657	6,195	13,368	3,678
Cash flows from investing activities:
Purchase of property and equipment, including capitalized labor costs, and intangibles	(3,833)	(3,533)	(14,942)	(6,970)
Sale or maturity of short-term investments	28,477	29,637	105,284	92,350
Purchase of short-term investments	(30,520)	(29,637)	(109,042)	(92,612)
Net cash provided by (used in) investing activities	(5,876)	(3,533)	(18,700)	(7,232)
Cash flows from financing activities:
Issuance of common stock	1,052	57	2,063	321
Purchase of common stock	(1)	—	(141)	—
Principal payments under capital lease obligations	(180)	(166)	(492)	(480)
Net cash provided by (used in) financing activities	871	(109)	1,430	(159)
Net increase (decrease) in cash and cash equivalents	$1,652	$2,553	$(3,902)	$(3,713)

Supplemental disclosure of cash flow information:
Cash paid for interest	$18	$29	$56	$73
Cash paid for income taxes	$140	$23	$463	$134
Supplemental disclosure of cash flow information:
Equipment acquired or exchanged under capital lease obligations	$930	$—	$1,174	$582

Digimarc Corporation

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006

Net income (loss)	$772	$213	$(745)	$(10,828)
Adjustments:
Provision for taxes	61	58	222	121
Interest income, net	(337)	(313)	(1,096)	(935)
Depreciation	3,690	3,406	10,482	9,935
Amortization of intangibles	451	537	1,460	1,660
Stock compensation	895	707	2,907	2,283
Adjusted EBITDA	$5,532	$4,608	$13,230	$2,236

About Adjusted EBITDA

From time to time, we may refer to Adjusted EBITDA in our conference calls and discussions with analysts in connection with our historical financial results and our guidance for future periods. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). The reconciliation of GAAP and Non-GAAP Financial Measures for the three- and nine-months ended September 30, 2007 and 2006 is included in the above table. Management of the Company believes that Adjusted EBITDA is helpful to investors as an indicator of the current financial performance of the Company and its capacity to fund capital expenditures and working capital requirements. Due to the nature of the Company’s government programs business and revenue recognition policies and the Company’s use of stock-based employee compensation, the Company incurs significant non-cash charges for depreciation, amortization and stock compensation expense that may not be indicative of our operating performance from a cash perspective. Therefore, the Company believes that providing the measure of Adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flow from operations.